SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C.  20549

                                FORM 8-K

                             CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of
                   the Securities Exchange Act of 1934


                              JULY 10, 2001
                              -------------
                            (Date of Report)


                             ENTROPIN, INC.
                             --------------
         (Exact Name of Registrant as specified in its charter)



         COLORADO               33-23693               84-1090424
----------------------------   -----------        -------------------
(State or other jurisdiction   (Commission           (IRS Employer
    of incorporation)         File Number)        Identification No.)


               45926 OASIS STREET, INDIO, CALIFORNIA 92201
               -------------------------------------------
       (Address of principal executive offices including zip code)


                             (760) 775-8333
                             ---------------
           (Registrant's telephone number including area code)

                                   N/A
                                   ---
      (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS.
---------------------

     Entropin, Inc. ("Entropin") issued the following press release on June 28, 2001:

                              NEWS RELEASE
                              ------------

            ENTROPIN OUTLINES STRATEGY AT 2001 ANNUAL MEETING

INDIO, CALIF. (JUNE 28, 2001) - ENTROPIN, INC. (Nasdaq: ETOP; ETOPW), a specialty pharmaceutical company developing new therapeutics for painful soft tissue injuries, today outlined its business strategy to shareholders attending its 2001 Annual Meeting held in Indian Wells, California.

HIGHLIGHTS OF THE MEETING INCLUDED:
*    Business strategy going forward; short- and long-term
*    Upcoming Phase II/III clinical study
*    Contract Research Organization engagements
*    Timeline required for NDA filing
*    Election of two Directors

Entropin President and Chief Executive Officer Thomas G. Tachovsky, Ph.D., told shareholders that the Company's plan for 2001 and beyond is to continue expanding the scientific data gathered from Entropin's Phase IIIA study. This data, along with input from the U.S. Food and Drug Administration (FDA), has proven beneficial in the development of the protocol for the Company's upcoming Phase II/III trial for Esterom(R), scheduled to start in the third quarter of this year.

The Company has engaged several Contract Research Organizations (CRO's) for the upcoming clinical study. Entropin will utilize ICON Laboratories as its specialized clinical laboratory and Medidata Solutions for online centralized data capture. Macfarlan Smith will provide process development, clinical supply and commercial manufacturing. Statistics Collaborative has prepared the statistical plan and will also analyze the study data. Chemic Laboratories has been contracted for analytical methods development and testing.

Brigham and Womens Hospital at Harvard Medical School is beginning mechanism of action studies, and the University of Kansas has been retained to analyze skin absorption.

Beyond the Phase II/III trial, Dr. Tachovsky addressed the need for at least one more clinical study and stated "the Company anticipates filing its NDA during the third quarter of 2003". He said "we have extended our original timeline by approximately 18 months to accommodate an additional study and address other FDA requirements prior to filing our NDA. Dr. Tachovsky also pointed out that "the total capitalized cost per approved drug usually ranges from $250 to $400 million. We project the total cost for Esterom(R) at less than $50 million".

Shareholders approved both proposals presented at the Annual Meeting. Directors, Paul Maier and Randall Carpenter, M.D., were elected to three-year terms, and shareholders ratified the

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
selection of Deloitte & Touche as the Company's independent auditors for the year ending December 31, 2001.

Additional information is available via Webcast at www.entropin.com where it will be archived for 30 days.

                             ABOUT ENTROPIN

Entropin, Inc. is a pharmaceutical research and development company, initially focused on the development of Esterom(R), a novel topical therapeutic for the treatment of painful soft tissue injuries, such as tendonitis or back sprain, that result in impaired function.

THIS NEWS RELEASE INCLUDES FORWARD-LOOKING STATEMENTS THAT REFLECT ENTROPIN'S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND FINANCIAL PERFORMANCE. THE WORDS "BELIEVE," "EXPECT," "ANTICIPATE," AND SIMILAR EXPRESSIONS IDENTIFY FORWARD-LOOKING STATEMENTS. FORWARD-LOOKING STATEMENTS ARE SUBJECT TO A VARIETY OF RISKS, UNCERTAINTIES, AND OTHER FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN ANY SUCH FORWARD-LOOKING STATEMENTS. THESE FACTORS INCLUDE, BUT ARE NOT LIMITED TO: (1) THE ABILITY TO SUCCESSFULLY COMPLETE DEVELOPMENT AND COMMERCIALIZATION OF PRODUCTS, INCLUDING THE COST, SCOPE AND RESULTS OF PRECLINICAL AND CLINICAL TESTING; (2) THE ABILITY TO SUCCESSFULLY COMPLETE PRODUCT RESEARCH AND FURTHER DEVELOPMENT, INCLUDING PRE-CLINICAL AND CLINICAL STUDIES; (3) THE TIME, COST AND UNCERTAINTY OF OBTAINING REGULATORY APPROVALS; (4) THE ABILITY TO OBTAIN SUBSTANTIAL ADDITIONAL FUNDING; (5) THE ABILITY TO DEVELOP AND COMMERCIALIZE PRODUCTS BEFORE COMPETITORS; AND (6) OTHER FACTORS DETAILED FROM TIME TO TIME IN FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                #   #   #


                               SIGNATURES
                               ----------


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


Date: July 10, 2001                ENTROPIN, INC.



                                   By  /s/ Thomas G. Tachovsky
                                     -------------------------------------
                                     Thomas G. Tachovsky
                                     President and Chief Executive Officer



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